Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-283030) of our report dated April 8, 2026 with respect to the consolidated financial statements of Top KingWin Ltd, which appears in this Form 20-F for the year ended December 31, 2025

/s/ Li CPA LLC

Aurora Colorado

April 8, 2026